NUMBER                   GLOBAL SPILL MANAGEMENT, INC.               SHARES
 GSP 1233
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK                                SEE REVERSE FOR CERTAIN DEFINITIONS
                                                    CUSIP 37936P 30 3

                                                    CUSIP 09058S 10 0

     THIS CERTIFIES that                                        is the owner of




   FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $.001 PER SHARE, OF THE COMMON STOCK of GLOBAL SPILL MANAGEMENT, INC. transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Articles of Incorporation of the Corporation and the By-laws as now or hereafter amended.

  This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

  WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

   GLOBAL SPILL MANAGEMENT, INC.         Dated
            CORPORATE
               SEAL
              NEVADA
               1990

                       /s/ Desiree L. Pierson           /s/ Thomas D. Lewis, Sr.
                       -----------------------          ------------------------
                       Secretary                        President


                          Countersigned and Registered:
                                  AMERICAN STOCK TRANSFER & TRUST COMPANY
                                               (NEW YORK)
                                                Transfer Agent and Registrar,
                          By

                             Thomas D. Lewis, Sr.        Authorized Signature